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                                                                 EXHIBIT 10.37

                 AMENDMENT NO. 7 TO LOAN AND SECURITY AGREEMENT

                             SOLO SERVE CORPORATION
                            1610 Cornerway Boulevard
                           San Antonio, Texas  78219

                                  June 9, 1997


Congress Financial Corporation (Southwest)
1201 Main Street
Dallas, Texas  75250

Gentlemen:

       Congress Financial Corporation (Southwest) ("Lender") and Solo Serve Corporation ("Borrower") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated June 20, 1995, between Lender and Borrower, as amended by Amendment No. 1 to Loan and Security Agreement, dated October 27, 1995, Amendment No. 2 to Loan and Security Agreement, dated January 31, 1996, Amendment No. 3 to Loan and Security Agreement, dated June 26, 1996, Amendment No. 4 to Loan and Security Agreement, dated September 16, 1996, Amendment No. 5 to Loan and Security Agreement, dated March 31, 1997 and Amendment No. 6 to Loan and Security Agreement, dated May 19, 1997 (and as amended hereby and as the same may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement," together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

       Borrower has requested that Lender agree to certain amendments to the Loan Agreement, and Lender is willing to agree to such amendments, subject to the terms and conditions contained herein. By this Amendment, Lender and Borrower desire and intend to evidence such amendments.

       In consideration of the foregoing and the agreements and covenants contained herein, the parties hereto agree as follows:

       1.     Definitions.

              (a) Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below and the Loan Agreement shall be deemed and is hereby amended to include, in addition and not in limitation, each of the following definitions:
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                     (i)    "Supplemental Loan" shall mean the loans hereafter
made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2 hereof.

                     (ii) "Supplemental Loan Limit" shall mean, at any time during the Supplemental Loan Period, the lesser of $350,000 and three (3%) percent of the Value of Eligible Inventory.

                     (iii) "Supplemental Loan Period" shall mean the period from June 9, 1997 through and including December 10, 1997.

              (b) Amendments to Definitions. All references to the term "Loans" in the Loan Agreement shall be deemed and each such reference is hereby amended to include, in addition and not in limitation, the Supplemental Loans.

              (c) Interpretation. For purposes of this Amendment, unless otherwise defined herein, all terms used herein, including, but not limited to, those terms used above, shall have the respective meanings assigned to such terms in the Loan Agreement.

       2.     Supplemental Loans.

              (a) During the Supplemental Loan Period, subject to the terms and conditions contained herein, in the Loan Agreement and in the other Financing Agreements, Lender agrees to make Supplemental Loans to Borrower from time to time in amounts requested by Borrower in excess of and in addition to the Loans otherwise available to Borrower under the lending formulas set forth in Section 2.1 of the Loan Agreement (as calculated by Lender, and subject to the sublimits and Availability Reserves provided for in the Loan Agreement) up to the amount of the Supplemental Loan Limit as then in effect.

              (b)    Without limiting any of the rights of Lender pursuant to
Section 2(d) below or otherwise, on each and any date that the outstanding principal amount of the Supplemental Loans exceeds the Supplemental Loan Limit as then in effect, Borrower agrees absolutely and unconditionally to automatically and without demand make a payment to Lender in respect of the Supplemental Loans in an amount equal to such excess. All interest accrued on the principal amount of the Supplemental Loans paid pursuant to this Section 2(b) shall be paid, or may be charged by Lender to the loan account(s) of Borrower, at Lender's option, on the date of such payment.

              (c) Except in Lender's discretion, Lender shall not be required to make at any Supplemental Loans in excess of the Supplemental Loan Limit as




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then in effect or at any time on or after December 10, 1997.  The Supplemental
Loans shall be secured by all Collateral.

              (d) Unless sooner demanded by Lender in accordance with terms of the Loan Agreement or the other Financing Agreements, or otherwise due as provided above, all outstanding and unpaid Obligations arising pursuant to the Supplemental Loans (including, but not limited to, principal, interest, fees, costs, expenses and other changes in respect thereof payable by Borrower to Lender) shall automatically, without notice or demand, be absolutely and unconditionally due and payable, and Borrower shall pay to Lender in cash or other immediately available funds all such Supplemental Loan Obligations, on December 10, 1997. Interest shall accrue and be due, until and including the next business day, if the amount so paid by Borrower to the bank account designated by Lender for such purpose is received in such bank account after 11:00 a.m. New York City time.

              (e) Borrower acknowledges and agrees that, notwithstanding anything to the contrary contained in the Loan Agreement or the other Financing Agreements, the failure of Borrower to pay any Obligations arising pursuant to the Supplemental Loans when due, as provided for in Section 2(b) or 2(d) above, shall constitute an Event of Default.

       3. Representations, Warranties and Covenants. In addition to the continuing representations, warranties and covenants heretofore or hereafter made by Borrower to Lender pursuant to the Financing Agreements, Borrower hereby represents, warrants and covenants with and to Lender as follows (which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof and shall be incorporated into and made a part of the Financing Agreements):

              (a) No Event of Default exists on the date of this Agreement (after giving effect to the amendment to the Loan Agreement made by this Amendment).

              (b) This Amendment has been duly executed and delivered by Borrower and is in full force and effect as of the date hereof, and the agreements and obligations of Borrower contained herein constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

       4. Conditions Precedent. The effectiveness of the amendments contained herein shall be subject to the satisfaction of the following conditions precedent in a manner satisfactory to Lender and its counsel:





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              (a)    The receipt by Lender of an original of this Amendment,
duly authorized, executed and delivered by Borrower.

              (b) The receipt by Lender of an original of the Standby Guarantee and Indemnification Agreement, duly authorized, executed and delivered by Borrower.

              (c) No Event of Default shall have occurred and be continuing and no event shall have occurred or condition be existing and continuing which, with notice or passage of time or both, would constitute an Event of Default (after giving effect to the amendment to the Loan Agreement made by this Agreement).

       5. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Agreements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

       6. No Waiver. Lender has not waived and is not by this Amendment waiving, and has no intention of waiving any Event of Default which may have occurred on or prior to the date hereof or may be continuing on the date hereof or may occur after the date hereof, and Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies arising under the terms of the Financing Agreements as a result of any such other Event of Default which may have occurred on or prior to the date hereof or may be continuing on the date hereof or may occur after the date hereof.

       7. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

       8. Governing Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the laws of the State of Texas (without giving effect to principles of conflicts of law).

       9. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

       10. Counterparts. This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the





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same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

       Please sign the enclosed counterpart of this Amendment in the space provided below, whereupon this Agreement, as so accepted by Lender, shall become a binding agreement between Borrower and Lender.



                                            Very truly yours,

                                            SOLO SERVE CORPORATION


                                            By: /s/ ROSS E. BACON
                                               -------------------------------
                                              Title: Executive Vice President
                                                    --------------------------

AGREED:

CONGRESS FINANCIAL CORPORATION
 (SOUTHWEST)

By: /s/ EDWARD FRANCO
   ------------------------------------
 Title: Senior Vice President
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ACKNOWLEDGED AND CONSENTED TO BY:

GENERAL ATLANTIC CORPORATION

By: /s/ JULIE LEFKOWITZ
   ------------------------------------
 Title: Vice President
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